Exhibit 99.2

DTC DTC.com DTC B&M y/y U.S. LAAP EMEA SG&A EPS bps direct-to-consumer DTC e-commerce DTC brick & mortar year-over-year United States Latin America and Asia Pacific Europe, Middle East and Africa selling, general & administrative earnings per share basis points “+” or “up” “-” or “down” LSD% MSD% HSD% LDD% low-20% mid-30% high-40% increased decreased low-single-digit percent mid-single-digit percent high-single-digit percent low-double-digit percent low-twenties percent mid-thirties percent high-forties percent “$##M” “$##B” c.c. M&A FX ~ in millions of U.S. dollars in billions of U.S. dollars constant-currency Mergers & acquisitions Foreign Exchange approximately

• • •

• • • Q3'21 Q3'20 Change Net sales $804.7 $701.1 +15% Gross margin 50.7% 48.9% +180 bps SG&A percent of net sales 34.8% 37.3% -250 bps Operating income $133.5 $85.6 +56% Operating margin 16.6% 12.2% +440 bps Net income $100.6 $62.8 +60% Diluted EPS $1.52 $0.94 +62% (dollars in millions, except per share amounts)

• • • • •

• • • • • • • • • •

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• • • • • •

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Exhibit 99.2

Columbia Sportswear Company™

CFO Commentary and Financial Review

Q3'21

October 28, 2021

FORWARD-LOOKING STATEMENTS

This presentation does not constitute an offer or invitation for the sale or purchase of securities and has been prepared solely for informational purposes.

This presentation contains forward-looking statements within the meaning of the federal securities laws regarding Columbia Sportswear Company's business opportunities and anticipated results of operations. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as "may," "might," "will," "would," "should," "expect," "plan," "anticipate," "could," "intend," "target," "project," "contemplate," "believe," "estimate," "predict," "likely," "potential" or "continue" or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Unless the context indicates otherwise, the terms "we," "us," "our," "the Company," and "Columbia" refer to Columbia Sportswear Company, together with its wholly owned subsidiaries and entities in which it maintains a controlling financial interest.

The Company's expectations, beliefs and projections are expressed in good faith and are believed to have a reasonable basis; however, each forward-looking statement involves a number of risks and uncertainties, including those set forth in this document, those described in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q under the heading "Risk Factors," and those that have been or may be described in other reports filed by the Company, including reports on Form 8-K. Potential risks and uncertainties include those relating to the impact of the COVID-19 pandemic on our operations, which is highly dependent on numerous factors that we may not be able to predict or control, including: the duration and scope of the COVID-19 pandemic, including any recurrence due to variants; actions that may be taken to contain the pandemic or to treat its impact, including lock-downs, the speed of the vaccination roll-out and vaccine mandates; economic slowdowns that have resulted from and may continue to result from the pandemic; workforce staffing and productivity; our ability to continue operations in affected areas; supply chain disruptions, constraints and expenses; and consumer demand and spending patterns, as well as the effects on suppliers, creditors, and wholesale customers, all of which are uncertain. The Company cautions that forward-looking statements are inherently less reliable than historical information.

New risks and uncertainties emerge from time to time and it is not possible for the Company to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this presentation. Nothing in this presentation should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. We do not undertake any duty to update any of the forward-looking statements after the date of this document to conform the forward-looking statements to actual results or to changes in our expectations.

REFERENCES TO NON-GAAP FINANCIAL INFORMATION

Since Columbia Sportswear Company is a global company, the comparability of its operating results reported in U.S. dollars is affected by foreign currency exchange rate fluctuations because the underlying currencies in which it transacts change in value over time compared to the U.S. dollar. To supplement financial information reported in accordance with GAAP, the Company discloses constant-currency net sales information, which is a non-GAAP financial measure, to provide a framework to assess how the business performed excluding the effects of changes in the exchange rates used to translate net sales generated in foreign currencies into U.S. dollars. The Company calculates constant-currency net sales by translating net sales in foreign currencies for the current period into U.S. dollars at the average exchange rates that were in effect during the comparable period of the prior year. Management believes that this non-GAAP financial measure reflects an additional and useful way of viewing an aspect of our operations that, when viewed in conjunction with our GAAP results, provides a more comprehensive understanding of our business and operations.

Free cash flow is GAAP *operating cash flow* reduced by capital expenditures. Management believes free cash flow provides investors with an important perspective on the cash available for shareholders and acquisitions after making the capital investments required to support ongoing business operations and long-term value creation. Free cash flow does not represent the residual cash flow available for discretionary expenditures as it excludes certain mandatory expenditures. Management uses free cash flow as a measure to assess both business performance and overall liquidity.

Non-GAAP financial measures, including constant-currency net sales and free cash flow, should be viewed in addition to, and not in lieu of or superior to, our financial measures calculated in accordance with GAAP. The Company provides a reconciliation of non-GAAP measures to the most directly comparable financial measure calculated in accordance with GAAP in the back of this presentation in the "Appendix". The non-GAAP financial measures and constant-currency information presented may not be comparable to similarly titled measures reported by other companies.

GLOSSARY OF PRESENTATION TERMINOLOGY

DTC	direct-to-consumer	"+" or "up"	increased	"$##M"	in millions of U.S. dollars
DTC.com	DTC e-commerce	"-" or "down"	decreased	"$##B"	in billions of U.S. dollars
DTC B&M	DTC brick & mortar	LSD%	low-single-digit percent	c.c.	constant-currency
y/y	year-over-year	MSD%	mid-single-digit percent	M&A	Mergers & acquisitions
U.S.	United States	HSD%	high-single-digit percent	FX	Foreign Exchange
LAAP	Latin America and Asia Pacific	LDD%	low-double-digit percent	~	approximately
EMEA	Europe, Middle East and Africa	low-20%	low-twenties percent		
SG&A	selling, general & administrative	mid-30%	mid-thirties percent		
EPS	earnings per share	high-40%	high-forties percent		
bps	basis points				






WE CONNECT ACTIVE PEOPLE WITH THEIR PASSIONS

Columbia

SOREL

MOUNTAIN HARDWEAR

prAna






STRATEGIC PRIORITIES

We are committed to driving sustainable and profitable long-term growth and investing in our strategic priorities to:

DRIVE GLOBAL BRAND AWARENESS AND SALES GROWTH THROUGH INCREASED, FOCUSED **DEMAND CREATION** INVESTMENTS

ENHANCE **CONSUMER EXPERIENCE** AND **DIGITAL CAPABILITIES** IN ALL OF OUR CHANNELS AND GEOGRAPHIES

EXPAND AND IMPROVE **GLOBAL DTC** OPERATIONS WITH SUPPORTING PROCESSES AND SYSTEMS

INVEST IN OUR **PEOPLE** AND OPTIMIZE OUR ORGANIZATION ACROSS OUR PORTFOLIO OF BRANDS

CAPITAL ALLOCATION PRIORITIES

Our goal is to maintain our strong balance sheet and disciplined approach to capital allocation.

Dependent upon market conditions and our strategic priorities, our capital allocation approach includes:

INVEST IN ORGANIC GROWTH OPPORTUNITIES

TO DRIVE LONG-TERM PROFITABLE GROWTH

RETURN AT LEAST 40% OF FREE CASH FLOW TO SHAREHOLDERS

THROUGH DIVIDENDS AND SHARE REPURCHASES

OPPORTUNISTIC M&A



Q3'21 KEY HIGHLIGHTS

Q3'21 FINANCIAL RESULTS COMPARED TO Q3'20

Net Sales	Gross Margin	Operating Margin	Diluted EPS
$805M	50.7%	16.6%	$1.52
+15%	+180 bps	+440 bps	+62%

Q3'21 Highlights:

- Favorable gross margin and SG&A performance resulted in better than planned earnings, despite supply chain disruptions which constrained net sales performance.
- Strong consumer demand for our products contributed to DTC growth and drove favorable early season Fall 2021 sell-through trends at our wholesale partners stores.
- Exited quarter with $600.6 million in cash and short-term investments and no borrowings.

Q3'21 ACTUAL VS LAST YEAR

(dollars in millions, except per share amounts)

	Q3'21	Q3'20	Change
Net sales	$804.7	$701.1	+15%
Gross margin	50.7%	48.9%	+180 bps
SG&A percent of net sales	34.8%	37.3%	-250 bps
Operating income	$133.5	$85.6	+56%
Operating margin	16.6%	12.2%	+440 bps
Net income	$100.6	$62.8	+60%
Diluted EPS	$1.52	$0.94	+62%

Commentary on factors impacting Q3'21 financial results:

- Y/Y net sales growth reflects DTC growth and higher Fall 2021 wholesale orders, as we anniversary prior year pandemic disruptions. This growth was constrained by supply chain disruptions that resulted in later inventory receipts and lower than expected wholesale shipments during the quarter.
- Gross margin improvement reflects lower DTC promotional levels and favorable wholesale product margins, partially offset by higher inbound freight costs, the non-recurrence of inventory provision activity that benefited Q3'20 and unfavorable channel sales mix.
- SG&A leverage primarily driven by net sales growth as well as SG&A expense reductions related to a benefit from a lease termination liability settlement of a prior year store closure and the non-recurrence of prior year COVID-19 related expenses.

Q3'21 NET SALES BY BRAND

Q3'21 NET SALES AND GROWTH VS. Q3'20

CATEGORY PERFORMANCE

APPAREL, ACCESSORIES & EQUIPMENT:

+22% (+21% c.c.)

$621M

FOOTWEAR:

-4% (-5% c.c.)

$184M

- Footwear net sales performance was constrained by supply chain disruptions as well as footwear manufacturing capacity limitations

BRAND PERFORMANCE

Columbia

+16% (+15% c.c.)

$652M

SOREL

-4% (-5% c.c.)

$88M

prAna

+19% (+19% c.c.)

$36M

MOUNTAIN HARDWEAR

+48% (+47% c.c.)

$29M

- SOREL net sales decline reflects supply chain disruptions and manufacturing capacity limitations, partially offset by robust SOREL.com growth
- Mountain Hardwear growth reflects higher Fall'21 orders, including new points of wholesale distribution

CHANNEL PERFORMANCE

WHOLESALE:

+10% (+8% c.c.)

$518M

DTC:

+25% (+24% c.c.)

$287M

- Wholesale net sales were impacted by supply chain disruptions that resulted in later inventory receipts and lower than expected wholesale shipments
- DTC B&M +36%, DTC.com +6%

Q3'21 REGIONAL NET SALES PERFORMANCE

Q3'21 NET SALES AND GROWTH VS. Q3'20

DTC growth and higher Fall 2021 orders benefitted from the anniversary of prior year pandemic disruptions


CANADA
+26% (+18% c.c.)
$82M
EMEA
+10% (+9% c.c.)
$109M
U.S.
+15% (+15% c.c.)
$511M
LAAP
+13% (+10% c.c.)
$103M

Percentage change details and primary drivers:

U.S.

- **Wholesale: up LSD%,** higher Fall 2021 wholesale order shipments; growth was constrained by supply chain disruptions
- **DTC: up mid-30%,** DTC B&M +mid-50% and DTC.com +HSD%
- The Company had 138 stores (129 outlet; 9 branded) exiting Q3'21 vs. 136 (123 outlet; 13 branded) exiting Q3'20

LAAP

- **China: up mid-20%** (up mid-teens% c.c.), higher Fall 2021 wholesale order shipments; lower DTC sales were impacted by sporadic provincial COVID-19 government restrictions
- **Korea: up high-teens%** (up mid-teens% c.c.), higher Fall 2021 wholesale order shipments
- **LAAP distributor: up low-20%**, higher Fall 2021 order shipments
- **Japan: down MSD%** (down LSD% c.c.), State of Emergency declaration impacted Q3'21 consumer demand

EMEA

- **Europe-direct: up LDD%**, higher Fall 2021 wholesale order shipments and improving DTC performance as COVID-19 restrictions eased
- **EMEA distributor: up MSD%**, higher Fall 2021 order shipments

Canada

- **+26%** (+18% c.c.), higher Fall 2021 wholesale order shipments and improving DTC performance as COVID-19 restrictions eased

Q3'21 GROSS MARGIN BRIDGE

Q3'21 gross margin expanded 180bps y/y to 50.7%



48.9%
50.7%
Q3'20
Channel Profitability
Channel & Region Mix
FX
Other
Q3'21

Gross Margin expansion primarily reflects:

Tailwinds

- **Channel Profitability:** favorable DTC product margins driven by lower promotional levels
- **Channel Profitability:** increased wholesale product margin driven by strong retail sell-through performance resulting in lower customer accommodations and to a lesser extent favorable full-price vs off-price sales mix

Headwinds

- **Channel Profitability:** supply chain capacity constraints resulted in higher inbound freight costs
- **Other:** non-recurrence of inventory provision activity that benefitted Q3'20 margin performance
- **Channel & Region Mix:** net sales shift to channels which typically carry lower margins including regional net sales shifts to Wholesale from DTC and a higher B&M mix within DTC

Q3'21 SG&A BRIDGE

SG&A increased 7% y/y to $280.1M



$261.2
$280.1
Q3'20
Global Retail
Incentive Comp
Demand Creation
Personnel
Lease Liability Settlement
COVID-19 Expenses
Other
Q3'21

Q3'21 SG&A expenses were 34.8% of net sales compared to 37.3% in Q3'20

The y/y increase in SG&A expenses was primarily driven by:

SG&A Expense Increases

- **Global Retail:** increased expenses relative to prior year temporary store closures
- **Incentive Comp:** higher incentive compensation
- **Demand Creation:** higher variable spending with sales growth and incremental strategic investment
- **Personnel**: impact of higher personnel expenses to support business growth, annual merit increases, and wage increases to mitigate workforce shortages

Partially offset by:

SG&A Expense Reductions

- **Lease Liability Settlement:** benefit from the completion of a lease termination and settlement of liabilities related to a prior year store closure
- **COVID-19 Expenses**: non-recurrence of Q3'20 COVID-19 related costs

BALANCE SHEET OVERVIEW

Balance Sheet as of September 30, 2021

Cash, Cash Equivalents and Short-term Investments

$601M

Cash, cash equivalents and short-term investments totaled $600.6M, compared to $314.5M as of September 30, 2020.

The Company had no borrowings as of September 30, 2021 or 2020.

Inventory

-7%

Inventories -7% y/y to $720.9M. The reduction in inventory was driven by increased sales and to a lesser extent, delayed Fall 2021 inventory production resulting from the cumulative effects of supply chain disruptions. Exiting the quarter, finished goods inventory in our distribution centers was down 35% y/y, while in-transit increased 127% y/y. Inventory at quarter-end primarily consisted of current and future season product. Aged inventories represent a manageable portion of our total inventory mix.



CASH FLOW OVERVIEW

Cash Flow for the Nine Months Ended September 30, 2021

Net Cash Flow from Operations

-$16M

Net cash flow used in operating activities was $15.6M, compared to net cash flow used in operating activities of $198.0M for the same period in 2020.

Capital Expenditures

$20M

Capital expenditures totaled $20.4M, compared to $25.2M for the same period in 2020.

Share Repurchases

$119M

Based on trade date, the Company repurchased 1,254,081 shares of common stock for an aggregate of $127.2M, at an average price per share of $101.44. From a cash flow perspective, shares repurchased generally settle subsequent to the trade date.

Dividend

$0.26

The Board of Directors approved a regular quarterly cash dividend of $0.26 per share, payable on December 2, 2021 to shareholders of record on November 18, 2021.



COVID-19 AND SUPPLY CHAIN UPDATES

Health, Safety and Well Being	• The Company's top priority throughout the pandemic remains to protect the health and safety of our employees, their families, our customers and our communities. • We are continually adapting business operations to adhere to evolving local and regional guidelines and safety protocols across all areas of our global business to help contain the spread of the virus.
Supply Chain and Logistics	• Inbound shipping times, port congestion and other logistics delays have elongated in-transit times resulting in delayed receipt and delivery of products for our Fall 2021 and Spring 2022 seasons. • During the third quarter, government mandated factory closures in Vietnam disrupted our manufacturing partners operations and impacted production of Fall 2021 and Spring 2022 product. Factories in Vietnam began to reopen October 1st , at less than full capacity. • For reference, as of the date of this release, over 90% of Fall 2021 product has been produced. • Demand for ocean vessels and containers continues to far outstrip available capacity, resulting in significant y/y increases in ocean freight costs which have been incorporated into our full year financial outlook. • Shipments of U.S. Fall 2021 inventory orders are also being delayed due to a shortage of trucks, equipment and drivers. • Our updated financial outlook incorporates our current view of the supply chain disruptions, constraints and expenses outlined above and could materially change as conditions evolve.
DTC Brick & Mortar Store Impacts	• The majority of our owned stores remained open throughout Q3'21. Government restrictions, mandated lockdowns and related temporary store closures primarily impacted stores in Japan and China at varying times during the quarter. • Store traffic levels improved significantly compared to Q3'20, but remain below pre-pandemic levels. Store traffic levels vary by region and are influenced by each market's ability to contain the spread of the virus and consumers' willingness to shop in store.

2021 FINANCIAL OUTLOOK

The Company's 2021 Financial Outlook and the underlying assumptions are forward-looking in nature, and the forward-looking statements reflect our expectations as of October 28, 2021 and are subject to significant risks and business uncertainties, including those factors described under "Forward-Looking Statements" above. These risks and uncertainties limit our ability to accurately forecast results. This outlook and underlying assumptions reflect our estimates as of October 28, 2021 regarding the impact on our operations of the COVID-19 pandemic; economic conditions; supply chain disruptions, constraints and expenses; labor shortages; consumer behavior and confidence; as well as geopolitical tensions. However, it is not possible to determine the ultimate impact on future operations, or whether other currently unanticipated direct or indirect consequences of the pandemic or the supply chain are reasonably likely to materially affect our operations. This outlook and commentary assumes no meaningful deterioration of current supply chain conditions, market conditions or the ongoing pandemic. Projections are predicated on normal seasonal weather globally.

	2021 Financial Outlook	Outlook compared to 2020
Net sales	**$3.04B to $3.08B** (prior $3.13B to $3.16B)	**+21.5% to 23.0%** (prior +25.0% to 26.5%)
Gross margin	**50.8% to 51.0%** (prior 49.9% to 50.1%)	**190 to 210 bps expansion** (prior 95 bps to 115 bps expansion)
SG&A percent of net sales	**38.5% to 38.8%** (prior 38.4% to 38.7%)	**510 bps to 540 bps leverage** (prior 520 bps to 550 bps leverage)
Operating margin	**12.6% to 13.2%** (prior 11.7% to 12.2%)	**710 bps to 770 bps leverage** (prior 620 bps to 670 bps leverage)
Operating income	**$384M to $405M** (prior $365M to $386M)	**+180% to 196%** (prior +166% to 182%)
Effective income tax rate	**~21.5%**	**2020 effective tax rate of 22.6%**
Net income	**$302M to $319M** (prior $287M to $304M)	**+180% to 195%** (prior +166% to 181%)
Diluted EPS	**$4.55 to $4.80** (prior $4.30 to $4.55)	**+181% to 196%** (prior +165% to +181%)

2021 FINANCIAL OUTLOOK ASSUMPTIONS

Net Sales	Anticipated net sales growth primarily reflects: • All brands are anticipated to grow in 2021 led by the Mountain Hardwear and Columbia brands. • All four geographic segments are anticipated to grow in 2021. Within our LAAP region, LAAP distributor markets and Japan are anticipated to have slower recovery curves. • From a product category perspective, we anticipate Apparel, Accessories and Equipment growth to outpace Footwear. Demand for our footwear continues to be robust and is outpacing production capacity. • From a channel perspective, we anticipate DTC growth to outpace wholesale. • DTC.com growth resulting in DTC.com penetration as percent of total sales slightly below the 19% penetration level achieved in 2020. • Improved DTC B&M traffic and sales performance including: – benefit of lapping prior year temporary store closures and gradual fundamental improvement over the course of the year, and – new U.S. store openings: 9 stores opened YTD; 12 stores (primarily outlet stores) planned in 2021.
Gross Margin	Anticipated gross margin expansion primarily reflects: • increased DTC product margins driven by lower promotional activity; • increased product margins from generally lower product costs for Spring and Fall 2021 inventory; • a lower proportion of wholesale close-out product sales due to less excess inventory; • lower wholesale customer accommodations; and • lower inventory reserve provisions; partially offset by • increased inbound freight costs associated with industrywide logistics capacity constraints. Since our second quarter 2021 update, the estimate of full year ocean freight costs has decreased by $8M-$10M, primarily reflecting lower anticipated shipping volumes resulting from our reduced net sales outlook and to a lesser extent, slightly lower than previously forecasted freight rates.
SG&A percent of net sales	Anticipated SG&A expense growth primarily reflects: • increased demand creation spending; • increased variable expenses related to global DTC sales growth as well as operating costs of distribution centers and other operations; • higher incentive compensation; and • higher personnel expenses; partially offset by • the non-recurrence of expenses related to retail impairment and store closure charges, the impairment of prAna's trademark, and certain COVID-19 related expenses; • lower bad debt expense; and • the benefit from the completion of a lease termination and settlement of liabilities related to prior year store closures. Demand creation as a percent of net sales is anticipated to be 6.0 percent in 2021, compared to 5.7 percent in 2020.

2021 ASSUMPTIONS, Q4'21 OUTLOOK AND PRELIMINARY 2022 COMMENTARY

Effective tax rate	• The effective income tax rate may be affected by unanticipated impacts from changes in international, federal or state tax policies, changes in the Company's geographic mix of pre-tax income, other discrete events, as well as differences from our estimate of the tax benefits associated with employee equity awards and our estimate of the tax impact of various tax initiatives. • The full year effective tax rate in our full year 2021 financial outlook is ~21.5%.
Foreign currency	• Foreign currency is expected to have essentially no impact on earnings as favorable net sales growth of 120 basis points due to foreign currency translation impacts are anticipated to be offset by SG&A translation and negative foreign currency transactional effects from hedging of production.
Operating cash flow and capital expenditures	• Operating cash flow is anticipated to be $250M to $270M (prior $260M to $280M). • Capital expenditures are planned to be $45M to $50M (prior $45M to $60M).
Q4'21 Financial Outlook	• Net sales of $1.04B to $1.08B, representing net sales growth of 14% to 18%. • Diluted earnings per share is expected to be $1.60 to $1.85.
Preliminary 2022 Commentary	• Our Spring 2022 wholesale sales forecast reflects over 30% growth. We anticipate ongoing supply chain disruptions will continue to impact the timing of receipts and shipments of Spring 2022 inventory and may result in higher than planned cancellations that would impact net sales performance. We recently commenced our Fall 2022 order taking process. It is important to note that Fall 2021 sell-through performance can have a material impact on our Fall 2022 orders and resulting Fall 2022 wholesale sales forecast. • Based on momentum we see across the business, we believe mid-teens% or better net sales growth for the full year is attainable. • Given our current view of product and freight costs as well as the likelihood of a more normalized promotional environment, we anticipate gross margin pressure in 2022. We do not expect planned price increases will be able to fully offset these headwinds. We are also planning to make investments across the business, including demand creation, supply chain and digital capabilities that will add to our overall spending levels. • With these factors in mind, our preliminary planning for 2022 contemplates an operating margin similar to the range provided in our 2021 financial outlook. • Assuming no changes to current tax rates or discrete tax items, we currently anticipate our 2022 effective tax rate to be in the mid-twenties% range.



APPENDIX

THIRD QUARTER 2021 CONSTANT-CURRENCY RECONCILIATION

COLUMBIA SPORTSWEAR COMPANY
Reconciliation of GAAP to Non-GAAP Financial Measures
Net Sales Growth - Constant-currency Basis
(Unaudited)

	Three Months Ended September 30,					
(In millions, except percentage changes)	Reported Net Sales 2021	Adjust for Foreign Currency Translation	Constant-currency Net Sales 2021[1]	Reported Net Sales 2020	Reported Net Sales % Change	Constant-currency Net Sales % Change[1]
Geographical Net Sales:						
United States	$ 510.5	$ —	$ 510.5	$ 445.6	15%	15%
Latin America and Asia Pacific	102.7	(2.3)	100.4	90.9	13%	10%
Europe, Middle East and Africa	109.2	(1.3)	107.9	99.2	10%	9%
Canada	82.3	(5.0)	77.3	65.4	26%	18%
Total	$ 804.7	$ (8.6)	$ 796.1	$ 701.1	15%	14%
Brand Net Sales:						
Columbia	$ 651.5	$ (7.6)	$ 643.9	$ 559.7	16%	15%
SOREL	88.1	(0.9)	87.2	91.5	(4)%	(5)%
prAna	36.4	—	36.4	30.5	19%	19%
Mountain Hardwear	28.7	(0.1)	28.6	19.4	48%	47%
Total	$ 804.7	$ (8.6)	$ 796.1	$ 701.1	15%	14%
Product Category Net Sales:						
Apparel, Accessories and Equipment	$ 621.1	$ (6.3)	$ 614.8	$ 510.2	22%	21%
Footwear	183.6	(2.3)	181.3	190.9	(4)%	(5)%
Total	$ 804.7	$ (8.6)	$ 796.1	$ 701.1	15%	14%
Channel Net Sales:						
Wholesale	$ 518.2	$ (6.7)	$ 511.5	$ 471.5	10%	8%
DTC	286.5	(1.9)	284.6	229.6	25%	24%
Total	$ 804.7	$ (8.6)	$ 796.1	$ 701.1	15%	14%

[1] Constant-currency net sales information is a non-GAAP financial measure that excludes the effect of changes in foreign currency exchange rates against the United States dollar between comparable reporting periods. The Company calculates constant-currency net sales by translating net sales in foreign currencies for the current period into United States dollars at the average exchange rates that were in effect during the comparable period of the prior year.

FIRST NINE MONTHS 2021 FREE CASH FLOW RECONCILIATION

COLUMBIA SPORTSWEAR COMPANY
Reconciliation of GAAP to Non-GAAP Financial Measures
Net cash used in operating activities to free cash flow
(Unaudited)

(In millions)	Nine Months Ended September 30, 2021	Nine Months Ended September 30, 2020
Net cash used in operating activities	$ (15.6)	$ (198.0)
Capital expenditures	(20.4)	(25.2)
Free cash flow	$ (36.0)	$ (223.2)